UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

GLOBAL SECURITY AGENCY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53184	98-0516432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12818 Hwy # 105 West, Suite 2-G
Conroe, TX  77304
 (Address of principal executive offices)

(888) 281-1618
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02                      Unregistered Sales of Equity Securities

On March 14, 2012, we issued 200,000 restricted shares of common stock of our company to an investor pursuant to the terms of a strategic alliance agreement with the investor at a deemed price of $0.06 per share.  The sale of the shares was made pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”) provided by Section 4(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2012	GLOBAL SECURITY AGENCY INC.

By: /s/ Rock Rutherford
Rock Rutherford
Secretary